                                                                   EXHIBIT 10.14

                               LPM HOLDINGS, INC.
                               ------------------

                                  $90,000,000

                         10 3/8% Senior Notes due 2004

                               PURCHASE AGREEMENT
                               ------------------

                                                                    June 6, 1997

BT SECURITIES CORPORATION
Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

          LPM Holdings, Inc., a wholly owned Delaware corporation ("Leslie's
                                                                    --------
Delaware" or the "Company") that will change its name to Leslie's Poolmart, Inc.
--------          -------
upon consummation of the Merger Transaction (as defined below) (as survivor of the Merger Transaction, the "Issuer"), hereby confirms its agreement with you
                             ------
(the "Initial Purchaser") as set forth below.
      -----------------

          1.  The Notes.  Subject to the terms and conditions contained in this
              ---------
Purchase Agreement (the "Agreement"), the Issuer proposes to issue and sell to
                         ---------
the Initial Purchaser (the "Offering") $90,000,000 aggregate principal amount of
                            --------
its 10 3/8% Senior Notes due 2004 (the "Notes"). The Notes are to be issued
                                        -----
under an indenture (the "Indenture") to be dated as of June 11, 1997 by and
                         ---------
between the Issuer and U.S. Trust Company of California, N.A., as Trustee (the "Trustee").
 -------

          The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in
                                                                    ---
reliance on exemptions therefrom.

          The Notes are being sold in connection and concurrently with (i) the merger of Leslie's Poolmart, a California corporation ("Leslie's California"),
                                                        -------------------
with and into Leslie's Delaware, which shall survive the merger (the "Reincorporation Merger"), pursuant to the Agreement of Merger dated February
 ----------------------
26, 1997 by and between Leslie's California and Leslie's Delaware (as it may be amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "Reincorporation Merger Agreement")
                                           --------------------------------
and (ii) immediately subsequent to the Reincorporation Merger, the merger of

Poolmart USA Inc., a Delaware corporation ("Poolmart") owned by Green Equity
                                            --------
Investors II, L.P. ("GEI"), with and into the Issuer (the "Recapitalization
                     ---                                   ----------------
Merger", and, together with the Reincorporation Merger, the "Merger
------                                                       ------
Transaction") pursuant to the Agreement and Plan of Merger dated as of
-----------
February 26, 1997 by and among Leslie's California, Leslie's Delaware and Poolmart (as it may be amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "Recapitalization Merger Agreement" and, together with the Reincorporation
 ---------------------------------
Merger Agreement, the "Merger Agreements").  The time of consummation of the
                       -----------------
Merger Transaction is referred to herein as the "Effective Time".
                                                 --------------

          In connection with the Merger Transaction, each outstanding share of Leslie's Delaware (other than 359,505 shares (the "Continuing Shares") which
                                                   -----------------
will remain outstanding to the Hancock Park Associates group (the "HPA Group")
                                                                   ---------
and shares as to which dissenters' rights have been exercised) into which the outstanding shares of common stock of Leslie's California shall have been converted, will be automatically canceled and converted immediately prior to the Recapitalization Merger into the right to receive $14.50 in cash, and each outstanding share of common stock of Poolmart will be converted into one share of Leslie's Delaware common stock. Consummation of the Merger Transaction is subject to a number of conditions, including (i) approval of the Merger Agreements by a specified percentage of the holders of Leslie's California common stock (the "Shareholder Vote"), (ii) compliance with all applicable
                   ----------------
regulatory requirements, including termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) obtaining sufficient financing. The consummation of the
 -------
Merger Transaction is a condition precedent to the Offering.

          The financing to consummate the Merger Transaction will be provided by
(i) the Continuing Shares, which shall account for $5.2 million in excused payment of merger consideration, (ii) an investment in common stock of the Issuer by GEI of $15.3 million (the "GEI Equity Investment") pursuant to the
                                     ---------------------
terms of the Recapitalization Merger Agreement, (iii) the issuance of additional shares of common stock of the Issuer to its management for $.275 million (the "Subscription Stock") pursuant to the terms of the Stockholders Agreement and
 ------------------
Subscription Agreement (the "Stockholders and Subscription Agreement"),
                             ---------------------------------------
(iv) the issuance to Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), of Series A Exchangeable Cumulative Redeemable Preferred Stock
  ----------
of the Issuer (the "Series A Preferred") and Warrants of the Issuer (the
                    ------------------
"Warrants") for aggre-
 --------
gate consideration consisting of the exchange of $10,000,000 in aggregate principal amount of Leslie's California's 8% Convertible Subordinated
Debentures expiring May 15, 2001 (the "Occidental Notes") and $18.0 million
                                       ----------------
(less accrued and unpaid interest on the Occidental Notes) in cash (the "Occidental Equity Investment") pursuant to the terms of the Preferred Stock
 ----------------------------
and Warrant Purchase Agreement (the "Preferred Stock Purchase Agreement"),
                                     ----------------------------------
(v) borrowings under a revolving credit facility pursuant to a credit agreement (the "Credit Agreement") between the Issuer and Wells Fargo Bank National
      ----------------
Association with an availability of approximately $35.0 million (the "Bank
                                                                      ----
Facility") and (vi) the net proceeds from the Offering.
--------

          In connection with the sale of the Notes, Leslie's Delaware has prepared a preliminary offering memorandum dated May 19, 1997 (the "Preliminary
                                                                    -----------
Memorandum") and a final offering memorandum dated June 6, 1997 (the "Final
----------                                                            -----
Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein
----------
being referred to as a "Memorandum") setting forth or including a description of
                        ----------
the terms of the Notes, the terms of the Offering, the Merger Transaction and the transactions contemplated thereby and hereby, a description of Leslie's Delaware and Leslie's California and its subsidiaries and, at and as of the Effective Time, the Issuer and its subsidiaries, and any material developments relating to any such entities occurring after the date of the most recent historical financial statements included therein.

          Leslie's Delaware understands that the Initial Purchaser proposes to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in
                       ------------------------------      ----
Rule 144A under the Act, as such rule may be amended from time to time ("Rule
                                                                         ----
144A"), to a limited number of other institutional "accredited investors"
----
("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) and (7) under
  --------------------
Regulation D of the Act in private sales exempt from registration under the Act and outside the United States to persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance on Regulation S
("Regulation S") under the Act.
  ------------

          The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights
                                             ---------       -------------------
Agreement"), pursuant to which the Issuer will agree, among other things, to
---------
file a registration statement (the "Registration Statement") with the Securities
                                    ----------------------
and Exchange Commission (the "Commission") registering the Notes or the Exchange
                              ----------
Notes (as defined in the Registration Rights Agreement) under the Act.

          The Merger Transaction and the Offering are collectively referred to herein as the "Transactions". The Notes, the Indenture, the Registration Rights
               ------------
Agreement and this Agreement are collectively referred to herein as the "Offering Documents". The Merger Agreements, the Stockholders and Subscription
 ------------------
Agreement, the Preferred Stock Purchase Agreement and the Credit Agreement are collectively referred to herein as the "Other Transaction Documents". The
                                        ---------------------------
Offering Documents and the Other Transaction Documents are collectively referred to herein as the "Transaction Documents".
                  ---------------------

          2.  Representations and Warranties.  Leslie's Delaware represents and
              ------------------------------
warrants to and agrees with the Initial Purchaser that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to Leslie's Delaware in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) At and as of the Effective Time, the Issuer will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; as of the date hereof, all of the subsidiaries of Leslie's California are listed in Schedule 1 attached hereto (the "Existing
                         ----------                       --------
Subsidiaries"); as of the date hereof, all of the outstanding shares of capital
------------
stock of Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, all of the outstanding shares of capital stock of Poolmart have been, and, at and as of the Effective Time, of the Issuer and its subsidiaries (the "Subsidiaries", listed in Schedule 2
                                      ------------             ----------
attached hereto) will be, duly authorized and validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar rights; at and as of the Closing Date, GEI and the HPA Group will own, respectively, 73.6% and 26.4% of the outstanding, nondiluted common stock of the Issuer; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of Leslie's California, the Existing Subsidiaries and Poolmart are and, at and as of the Effective Time, the Issuer and the Subsidiaries will be, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or on voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Leslie's California, the Existing Subsidiaries, Poolmart or, at and as of the Effective Time, the Issuer or the Subsidiaries. Neither Poolmart, Leslie's California nor the Existing Subsidiaries, owns and, at and as of the Effective Time, neither the Issuer nor the Subsidiaries will own, directly or indirectly, a material number of shares of capital stock or any other equity or long term debt securities or has any equity interest in any firm, partnership, joint venture or other entity (other than the equity interests in the Existing Subsidiaries owned by Leslie's California and, at and as of the Effective Time, the equity interests in the Subsidiaries that will be owned by the Issuer).

          (c) Each of Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart has been, and immediately after the Effective Time, the Issuer and the Subsidiaries will be, duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with all requisite power and authority (corporate or otherwise) under such laws, and will have all necessary authorizations, approvals, orders, licenses, franchises, consents, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease its respective properties and conduct its respective business as now conducted and, with respect to the Issuer and the Subsidiaries immediately after the Effective Time, as will be conducted, as described in the Final Memorandum; each of Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart, is, and immedi-
ately after the Effective Time, each of the Issuer and the Subsidiaries will be, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have (x) a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of Poolmart, Leslie's California and the Existing Subsidiaries and, immediately after the Effective Time, the Issuer and the Subsidiaries, taken as a whole; or (y) a material adverse effect on the ability of Leslie's California and the Existing Subsidiaries or Poolmart and, immediately after the Effective Time, the Issuer and the Subsidiaries to perform any of their material obligations under the Transaction Documents to which such person is a party or any of the material agreements, documents or instruments contemplated hereby or by the Final Memorandum to be entered into by Leslie's California, the Existing Subsidiaries, Poolmart or the Issuer (any such event, a "Material Adverse Effect").
                                           -----------------------

          (d) At and as of the Effective Time, the Issuer will have all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes conform in all material respects to the description thereof in the Final Memorandum. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by Leslie's Delaware and, at and as of the Effective Time, by the Issuer and, when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Issuer, entitled to the benefits of the Indenture, and enforceable against the Issuer, in accordance with their terms, except that the enforcement thereof may be subject to limitations imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers and (ii) general principles of equity, whether considered at law or at equity, and the discretion of the court before which any proceeding therefor may be brought (the "Enforceability Limitations").
                                         --------------------------

          (e) At and as of the Effective Time, the Issuer will have all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly authorized by Leslie's Delaware and, at and as of the Effective Time, the Issuer, and when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Limitations. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"), is required in connection
                                        --------
with the offer and sale of the Notes contemplated hereby. The Indenture meets the requirements for qualification under the 1939 Act, and conforms in all material respects to the description thereof in the Final Memorandum.

          (f) Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart have and, at and as of the Effective Time, the Issuer will have, all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Other Transaction Documents to which such person is a party. As of the Closing Date, each of the Other Transaction Documents to which such person is a party will have been duly and validly authorized by Leslie's California and the Existing Subsidiaries, and, to the knowledge of Leslie's Delaware, Poolmart, and immediately after the Effective Time by the Issuer; and, when executed and delivered by Leslie's California, the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart, or the Issuer, each such Other Transaction Document to which such person is a party will constitute a valid and legally binding obligation of such party, enforceable against each such person in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Limitations. The Merger Transaction has been duly authorized by Leslie's California (subject only to the Shareholder Vote) and Leslie's Delaware and, to the knowledge of Leslie's Delaware, Poolmart has duly authorized the Recapitalization Merger.

          (g) At and as of the Effective Time, the Issuer will have all requisite corporate power and authority to execute, deliver, and perform its obligations under the Registration Rights Agreement. As of the date hereof, the Registration Rights Agreement has been duly authorized by Leslie's Delaware and, immediately after the Effective Time, will be duly and validly authorized by the Issuer; and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except that (i) the enforcement thereof may be subject to the Enforceability Limitations and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Leslie's California has prepared and filed with the Commission in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") a proxy statement
                                             ------------
and form of proxy relating to the special meeting of the shareholders of Leslie's California at which the shareholders of Leslie's California will be asked to approve the Merger Transaction and a Rule 13e-3 Transaction Statement (together with any amendments or supplements thereto, the "Schedule 13E-3") with
                                                           --------------
respect to the transactions contemplated by the Merger Agreements. As used in this Agreement, the term "Proxy Statement" means the definitive proxy statement
                          ---------------
and form of proxy, including appendices, financial statements and schedules, and any amendments or supplements thereto in the form filed with the Commission pursuant to Rule 14a-6(b) under the Exchange Act. On the date that (i) the Proxy Statement was first mailed to the shareholders of Leslie's California and
(ii) the Schedule 13E-3 was first filed with the Commission and at all times subsequent thereto up to and including the date of the Shareholder Vote, the Proxy Statement and the Schedule 13E-3 complied with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder, and the Proxy Statement and the Schedule 13E-3 at all such times and on the Closing Date did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) Except as described in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement, the Notes, the Indenture, the Registration Rights Agreement or any of the Other Transaction Documents by Leslie's California, the Existing Subsidiaries or Poolmart, or, at and as of the Effective Time, the Issuer, or the consummation by Leslie's California, the Existing Subsidiaries, Poolmart or, at and as of the Effective Time, the Issuer of any of the transactions contemplated hereby or thereby or by the Final Memorandum, except such as have been or will be obtained (including, without limitation, the Shareholder Vote and compliance with the HSR Act) and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser, or as would not have a Material Adverse Effect. None of Leslie's California, the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart is or, at and as of the Effective Time, the Issuer will be,
(i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is or will be subject (collectively, "Contracts"), except for any such breach, default, violation or event which
 ---------
would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) The execution, delivery and performance by Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart and, at and as of the Effective Time, the Issuer of the Transaction Documents to which such person is a party, and the consummation by Leslie's Delaware and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart and, at and as of the Effective Time, the Issuer of the transactions contemplated hereby, thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) and by the Final Memorandum will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of any such person or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to any such person, or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) Each of the Transactions and Transaction Documents conforms in all material respects to the description thereof in the Final Memorandum. All representations and warranties of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart, set forth in any of the Other Transaction Documents to which such person is a party, were true and correct in all material respects at the time as of which such representations and warranties were made and will be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain date).

          (l) Arthur Andersen LLP, who are reporting on the audited consolidated financial statements of Leslie's California included in the Final Memorandum, are independent public accountants within the meaning of the Act and the rules and regulations promulgated thereunder. The audited consolidated financial statements of Leslie's California and related notes thereto included in the Final Memorandum present fairly in all material respects the consolidated financial position of Leslie's California and its consolidated subsidiaries, the results of operations and the consolidated cash flow at the dates and for the periods specified and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein.

          (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been correctly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable at the time of preparation and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n) There is not pending any action, suit, proceeding, inquiry or investigation to which Leslie's California or any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart is, or, at and as of the Effective Time, the Issuer would be, a party, nor, to the knowledge of Leslie's Delaware, is there any such action, suit, proceeding, inquiry or investigation threatened, or to which the property or assets of any such person is subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to any such person would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of any of the Transactions.

          (o) Each of Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart possess, and, at and as of the Effective Time, the Issuer, will possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made or, in the case of the Issuer, will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the
                                                 -------
failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart has and, at and as of the Effective Time, the Issuer will have fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where the failure to fulfill or perform and except where such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect; and none of Leslie's California or any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart, has received any written or, to the knowledge of Leslie's Delaware, oral notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described in the Final Memorandum, (i) none of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart has and, at and as of the Effective Time, the Issuer will not have incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of such person, (ii) none of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart has and, at and as of the Effective Time, the Issuer will not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there shall not have been any change in the capital stock or long-term indebtedness of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart and, immediately after the Effective Time, of the Issuer.

          (q) Each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart is contesting in good faith and for which it has provided reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart or, at and as of the Effective Time, the Issuer that would have, individually or in the aggregate, a Material Adverse Effect.

          (r) Forward-looking statements in the Final Memorandum are based on assumptions that Leslie's Delaware believes and, at and as of the Effective Time, the Issuer will believe to be reasonable. The statistical and market-related data in-cluded in the Final Memorandum are based on or derived from sources which Leslie's Delaware believes and, at and as of the Effective Time, the Issuer, will believe to be reliable and accurate.

          (s) None of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart has taken or, at and as of the Effective Time, the Issuer, or any agent acting on their behalf will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (t) Each of Leslie's California and the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart has and, at and as of the Effective Time, the Issuer will have good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart is or, at and as of the Effective Time, the Issuer will be a party or by which any of them is bound or will be bound, are valid and enforceable against such person, and are valid and enforceable against the other party or parties thereto and, to the knowledge of Leslie's Delaware, are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. Each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart owns or possesses and, at and as of the Effective Time, the Issuer will own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated, or proposed to be operated, by them as described in the Final Memorandum, except where the failure to own or possess such licenses or other rights would not, individually or in the aggregate, have a Material Adverse Effect, and none of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart has received any written notice of infringe-ment of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (u) There are no legal or governmental proceedings involving or affecting Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart or, at and as of the Effective Time, the Issuer or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material Contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (v) Except as would not, individually or in the aggregate, have a Material Adverse Effect (i) each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart is and, at and as of the Effective Time, the Issuer will be in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart has made and, at and as of the Effective Time, the Issuer will have made all filings and provided all notices required under any applicable Environmental Law, and has and is or, in the case of the Issuer, at and as of the Effective Time, will have and will be in compliance with all Permits required under any applicable Environmental Laws and each of them is or, in the case of the Issuer, at and as of the Effective Time, will be in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending against Leslie's California or any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart or, to the knowledge of Leslie's Delaware, threatened against Poolmart, Leslie's California, any of the Existing Subsidiaries or, at and as of the Effective Time, the Issuer under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart or, at and as of the Effective Time, the Issuer, (v) none of Leslie's California, the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law,
                                        ------
(vi) no property or facility of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common
                                           ------------------
law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or to the protection of public or employee health and safety or the environment, including, without limitation, laws relating to (x) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (y) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and
(z) underground and above-ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. "Hazardous
                                                                    ---------
Materials" means any material, substance, chemical or waste that is listed,
---------
defined or otherwise referred to as hazardous, toxic or dangerous under Environmental Laws.

          (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of Leslie's California, any of the Existing Subsidiaries, or to the knowledge of Leslie's Delaware, Poolmart or, at and as of the Effective Time, the Issuer which is pending or, to the knowledge of Leslie's Delaware or, at and as of the Effective Time, the Issuer, threatened.

          (x) Each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart, carries, and, at and as of the Effective Time, the Issuer will carry insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (y) None of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Pool-mart has and, at and as of the Effective Time, the Issuer will not have any material liability for any prohibited transaction or any liability for funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart makes or, at and as of the Effective Time, the Issuer will make or ever has made a contribution and in which any employee of any such person is or has ever been a participant. With respect to such plans, each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart is and, at and as of the Effective Time, the Issuer will be in compliance in all respects with all applicable provisions of ERISA.

          (z) Each of Leslie's California, the Existing Subsidiaries and, to the knowledge of Leslie's Delaware, Poolmart and, at and as of the Effective Time, the Issuer (i) makes and keeps or, in the case of the Issuer, will make and keep accurate books and records and (ii) maintains or, in the case of the Issuer, will maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets,
(C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (aa) None of Leslie's California, any of the Existing Subsidiaries nor, to the knowledge of Leslie's Delaware, Poolmart is now and, after giving effect to the Transactions, the Issuer will not be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (bb) No holder of securities of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart, or, at and as of the Effective Time, of the Issuer will be entitled to have such securities registered under the registration statements required to be filed by the Issuer pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

          (cc) (i) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Issuer will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) neither Leslie's California or Leslie's Delaware is, nor will any of them or the Issuer be, after giving effect to the execution, delivery and performance of the Transaction Documents to which such person is a party and the consummation of the transaction contemplated thereby, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

          (dd) None of Leslie's California, the Existing Subsidiaries, or to the knowledge of Leslie's Delaware, Poolmart or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has and, at and as of the Effective Time, neither the Issuer nor its Affiliates will have directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

          (ee) At and as of the Effective Time, no securities of the Issuer are of the same class (within the meaning of Rule 144A under the Act) as any of the Notes, listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ff) None of Leslie's California and the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart has taken, nor will any of them take, directly or indirectly, and, at and as of the Effective Time, the Issuer will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

          (gg) None of Leslie's California, the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart, any of their respective Affiliates and, at and as of the Effective Time, the Issuer or any of its Affiliates, or any person acting on behalf of any such person (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to the Notes; none of Leslie's California, the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart, their respective Affiliates have and, at and as of the Effective Time, the Issuer and its Affiliates, and any person acting on behalf of any such person (other than the Initial Purchaser) will have taken any action that would cause the sale of the Notes hereby to fail to comply with the offering restrictions requirement of Regulation S.

          (hh) Leslie's Delaware has delivered to the Initial Purchaser a true and correct copy of each of the Other Transaction Documents that has been executed and delivered prior to the date of this Agreement and each other Other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there shall have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Other Transaction Documents since their respective dates of execution or from the form in which it has been delivered to the Initial Purchaser, other than any such amendments, alterations, modifications and waivers as to which the Initial Purchaser has been advised in writing and which would not be required to be disclosed in the Preliminary Memorandum or the Final Memorandum, as the case may be; and to the knowledge of Leslie's Delaware there exists no event or condition which would constitute a default or an event of default under any of the Other Transaction Documents which would result in a Material Adverse Effect or materially adversely affect the ability to consummate the transactions contemplated by the Transaction Documents or the Final Memorandum.

          At and as of the Effective Time, any certificate signed by any officer of the Issuer and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty to the Initial Purchaser as to the matters covered thereby.

          3.  Purchase, Sale and Delivery of the Notes.  On the basis of the
              ----------------------------------------
representations, warranties, agreements and covenants herein contained and subject to the terms and condi-
tions herein set forth, Leslie's Delaware and, at and as of the Effective Time, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase the Notes at 97% of their principal amount. One or more certificates in global form for the Notes (the "Global Notes") and
                                                     ------------
additional certificated Notes, if any (the "Certificated Notes"), that the
                                            ------------------
Initial Purchaser has agreed to purchase hereunder, each in such denomination or denominations as the Initial Purchaser requests upon notice to Leslie's Delaware at least 2 business days prior to the Closing Date, shall be registered, in the case of the Global Notes, in the name of Cede & Co., the nominee for The Depository Trust Company (the "DTC") and, in the case of the Certificated Notes,
                               ---
if any, in such names as shall be requested by the Initial Purchaser, and in each case, shall be delivered by or on behalf of Leslie's Delaware to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser to the Issuer at the Closing Date of the purchase price therefor by wire transfer (same day funds), net of the overnight cost of such funds, to such account or accounts as Leslie's Delaware shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California at 6:00 A.M., Los Angeles time, on June 11, 1997, or at such other place, time or date as the Initial Purchaser, on the one hand, and Leslie's Delaware, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." Leslie's Delaware will make such
                           ------------
Global Notes and Certificated Notes, if any, available for checking and packaging by the Initial Purchaser at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date.

          4. Offering by the Initial Purchaser. The Initial Purchaser proposes
             ---------------------------------
to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          5. Covenants of Leslie's Delaware. Leslie's Delaware covenants and
             ------------------------------
agrees with the Initial Purchaser that:

          (a) Leslie's Delaware and, at and as of the Effective Time, the Issuer will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent. Leslie's Delaware will and, at and as of the Effective Time, the Issuer will, promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

          (b) Leslie's Delaware will and, at and as of the Effective Time, the Issuer will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection
                                  --------  -------
therewith, neither Leslie's Delaware nor the Issuer shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, Leslie's Delaware and, at and as of the Effective Time, the Issuer will promptly notify the Initial Purchaser thereof and will prepare, at their expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) Leslie's Delaware and, at and as of the Effective Time, the Issuer will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) At and as of the Effective Time, the Issuer will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Notes remain outstanding, the Issuer will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuer to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuer with the Commission or any national securities exchange on which any class of securities of the Issuer may be listed.

          (g) Prior to the Closing Date, as soon as practicable after they have been prepared, a copy of any unaudited interim consolidated financial statements of Leslie's California, for any period subsequent to the period covered by the most recent consolidated financial statements of Leslie's California appearing in the Final Memorandum, shall be furnished by Leslie's California and Leslie's Delaware to the Initial Purchaser.

          (h) None of Poolmart, Leslie's California, Leslie's Delaware nor any of their Affiliates will, and at and as of the Effective Time, the Issuer and its Affiliates will not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) Leslie's Delaware and, at and as of the Effective Time, the Issuer will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Notes remain outstanding, the Issuer will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) Leslie's Delaware will and, at and as of the Effective Time, the Issuer will use its reasonable best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc., relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and
                                                    -------------
(ii) permit the Notes to be eligible for clearance and settlement through DTC.

          (l) Leslie's Delaware will do and perform all things required or necessary to be done and performed by it under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

          (m) Leslie's California and Leslie's Delaware will do, or cause to be done, and perform, or cause to be performed, all things required or necessary to be done and performed by it or any of its respective subsidiaries (other than any such things which have been waived or which would not have a Material Adverse Effect) pursuant to the Other Transactions Documents.

          (n) Leslie's Delaware and, at and as of the Effective Time, the Issuer will not, claim voluntarily, and will resist actively any attempts to claim, the benefit of any usury law against the holders of the Notes.

          6. Expenses. Leslie's Delaware agrees, and at and as of the Effective
             --------
Time, the Issuer will agree, to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the reasonable fees and disbursements of the counsel, the accountants and any other experts or advisors retained by Leslie's California and Leslie's Delaware, and at and as of the Effective Time, the Issuer,
(iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Notes, (x) the cost of a same day loan in the amount of the net proceeds of the offering of the Notes and (xi) any other costs and expenses as have been agreed to between the parties hereto. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of Leslie's California or Leslie's Delaware, and at and as of the Effective Time, the Issuer, to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), Leslie's Delaware agrees to promptly reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

          7. Conditions of the Initial Purchaser's Obligations. The obligation
             -------------------------------------------------
of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchaser shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchaser, of Gibson, Dunn & Crutcher LLP, counsel for Leslie's California and Leslie's Delaware and, at and as of the Effective Time, the Issuer, as to the matters set forth in clauses (iii), (v), (vi), (vii), (viii), (x), (xi), (xiv), (xvii),
(xix), (xx), (xxi) and (xxii) below, and Cynthia G. Watts, General Counsel of Leslie's California and, at and as of the Effective Time, of the Issuer, as to the matters set forth in clauses (i), (ii), (iv), (ix), (xii), (xiii), (xv),
(xvi) and (xviii), in each case in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

          (i) Each of the Issuer and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorpo-ration and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of the Issuer and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) The Issuer has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Issuer and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Issuer, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting, except liens securing indebtedness under the Credit Agreement.

          (iii) The statements set forth under the captions "Description of Notes", "Exchange Offer; Registration Rights", "Stockholders Agreement" under the caption "Certain Relationships and Related Transactions" and "Preferred Stock Financing" and Bank Facility" under the caption "Description of Financing Transactions" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Indenture, the Notes, the Exchange Notes, the Private Exchange Notes, the Registration Rights Agreement, the Stockholders and Subscription Agreement, the Preferred Stock Purchase Agreement and the Credit Agreement, constitute a fair summary of such provisions.

          (iv) Except as set forth in the Final Memorandum (A) no options, warrants or other rights to purchase from the Issuer or any of the Subsidiaries' shares of capital stock or ownership interests in the Issuer or any of the Subsidiaries are outstanding, (B) no agreements or other obligations of the Issuer or any Subsidiary to issue, or other rights to cause the Issuer or any Subsidiary to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Issuer or any Subsidiary are outstanding and (C) no holder of securities of the Issuer or any Subsidiary is entitled to have such securities registered under a registration statement filed pursuant to the Registration Rights Agreement.

          (v) The Issuer has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except that the enforcement thereof may be subject to limitations imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfer or preferential transfers and (ii) general principles of equity, whether considered at law or at equity.

          (vi) The Notes have been duly authorized by the Issuer and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to limitations imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers and
    (ii) general principles of equity, whether considered at law or at equity.

          (vii) The Exchange Notes and the Private Exchange Notes have been duly authorized by the Issuer, and when the Exchange Notes and the Private Exchange Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered by the Issuer in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms, except that the enforcement thereof may be subject to limitations imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers and (ii) general principles of equity, whether considered at law or at equity.

          (viii) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming due authorization, execution and delivery thereof by the Initial Purchaser), will constitute the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except that (A) the enforcement thereof may be subject to limitations imposed by
    (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers and (ii) general principles of equity, whether considered at law or at equity and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (ix) The Issuer has all requisite corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the consummation by the Issuer of the transactions contemplated hereby have been duly and validly authorized by the Issuer. This Agreement has been duly executed and delivered by Leslie's Delaware.

          (x) The Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Other Transaction Documents to which it is a party; each of the Other Transaction Documents has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming due authorization, execution and delivery thereof by the other parties thereto), will constitute the valid and legally binding agreements of the Issuer, enforceable against the Issuer in accordance with its terms, except that (A) the enforcement thereof may be subject to limitation imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers and (ii) general principles of equity, whether considered at law or at equity and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (xi) The Merger Transaction has been approved by the shareholders of Leslie's California. Any applicable waiting period under the HSR Act has expired or early termination has been granted, and each of the Reincorporation Merger and the Recapitalization Merger has become effective in accordance with the laws of the States of California and Delaware.

          (xii) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which the Issuer or any of the Subsidiaries is a party or to which any of their respective properties or assets is subject which, if determined adversely to the Issuer or the Subsidiaries, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

          (xiii) The execution and delivery by the Issuer of the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser), the exe-cution, delivery and performance by the Issuer of the Other Transaction Documents and the consummation of the Transactions will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing which have been filed by or on behalf of the Issuer with the Commission), except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Issuer or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Issuer or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xiv) After giving effect to the Transactions, none of the Issuer or any of the Subsidiaries is (i) in violation of its certificate of incorporation (or similar organizational document), (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) to the knowledge of such counsel, in breach or default under or in violation of any of the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing which have been filed by or on behalf of the Issuer with the Commission), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xv) The Issuer and the Subsidiaries have obtained all Permits necessary to conduct the businesses now conducted by them as described in the Final Memorandum, except for the failure to obtain any such as would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuer and the Subsidiaries has ful-filled and performed all of its obligations with respect to such Permits and to the knowledge of such counsel no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to so fulfill or perform would not have a Material Adverse Effect.

          (xvi) To the knowledge of such counsel, the Issuer and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by them as described in the Final Memorandum, except where the failure to own or possess any such would not have a Material Adverse Effect, and none of the Issuer or any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (xvii) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, no consent, approval, authorization or order of any governmental authority is required for (i) the issuance and sale by the Issuer of the Notes to the Initial Purchaser or the consummation by the Issuer of the other transactions contemplated hereby and by the other Offering Documents and (ii) the consummation by the Issuer of the transactions contemplated by the Other Transaction Documents, except (A) such as may be required under Blue Sky laws, as to which such counsel need express no opinion, (B) the filings of the Reincorporation Merger Agreement with each of the Secretary of State of the State of California and the Secretary of State of the State of Delaware, (C) the filing of the Recapitalization Merger Agreement with the Secretary of State of the State of Delaware and (D) those which have previously been obtained, including, without limitation, those pursuant to the HSR Act.

          (xviii) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Issuer or any of the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (xix) None of the Issuer or any of the Subsidiaries is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (xx) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are QIBs or Accredited Investors or (B) that the offer or sale of the Notes is made in compliance with an offshore transaction as defined in Regulation S promulgated under the Act, (ii) the accuracy of the Initial Purchaser's representations and warranties in
    Section 8 hereof and those of Leslie's Delaware and, at and as of the Effective Time, the Issuer contained in this Agreement, including regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in
    Section 8 hereof.

          (xxi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (xxii) The execution and delivery by the Issuer of the Offering Documents and the consummation by the Issuer of the transactions contemplated thereby will not conflict with or constitute or result in a breach or default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of the terms or provisions of (i) the Amended and Restated Certificate of Incorporation of the Issuer or (ii) any of the Other Transaction Documents, except for any such breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          At the time each of the foregoing opinions is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of Poolmart, Leslie's California and the Existing Subsidiaries, representatives of the independent public accountants for Leslie's California, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(iii)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinions described in this Section shall be rendered to the Initial Purchaser at the request of the Issuer, and shall so state therein.

          In rendering the foregoing opinions, such counsel may (i) state that their opinion is limited to matters governed by the federal laws of the United States of America and the corporate laws of the State of California and the State of Delaware, and (ii) rely, to the extent such counsel deems proper, upon the representations set forth herein and on certificates of public officials and officers of Leslie's Delaware and, at and as of the Effective Time, the Issuer with respect to the accuracy of factual matters contained therein which were not independently established.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) At the Special Meeting of Shareholders of Leslie's California held on June 10, 1997, the requisite number of shareholders of Leslie's California shall have approved, among other things, the Merger Transaction, as contemplated by the Proxy Statement.

          (d) All material conditions to the consummation of the Merger Transaction shall have been satisfied, and each of the Reincorporation Merger and the Recapitalization Merger shall have become effective under the laws of the State of Delaware and the State of California. Since the date of this Agreement, except as previously disclosed to the Initial Purchaser and reasonably acceptable to it, there have been no amendments, modifications, restatements or waivers to the Merger Agreements that, individually or in the aggregate, could have a Material Adverse Effect, or (assuming the Closing were to occur) materially adversely affect the holders of the Notes, or materially adversely affect the ability of the parties thereto to consummate the Merger Transaction, or which would be required to be disclosed in the Final Memorandum and are not so disclosed.

          (e) All material conditions to the consummation of the transactions contemplated by each of the Other Transaction Documents (other than the Merger Agreements) shall have been satisfied (including, without limitation, the filing of the Certificate of Designation, Preferences and Rights of Series A Exchangeable Cumulative Redeemable Preferred Stock and any other corporate documents). Each of such transactions, including, without limitation,
(i) aggregate commitments under the Bank Facility of not less than $35.0 million; (ii) the GEI Eq-uity Investment in an amount of not less than $15.3 million; (iii) the Continuing Shares which shall account for $5.2 million in excused payment of merger consideration; (iv) the issuance of the Subscription Stock in an amount of not less than $.275 million; and (v) the issuance to Occidental of the Series A Preferred and the Warrants for aggregate consideration consisting of the exchange of $10,000,000 in aggregate principal amount of the Occidental Notes and $18.0 million (less accrued interest on the Occidental Notes) in cash shall, in each case, be consummated concurrently with the purchase and sale of the Notes. Since the date of this Agreement, except as previously disclosed to the Initial Purchaser and reasonably acceptable to it, no changes to the terms of any of the Other Transaction Documents (other than the Merger Agreements and certificates referred to in subsection (d) above) or any agreement or instruments related thereto, have been made to such Other Transaction Documents from the forms thereof provided to the Initial Purchaser that, individually or in the aggregate, could have a Material Adverse Effect, or (assuming the Closing were to occur) would materially adversely affect the holders of the Notes, or materially adversely affect the ability of the parties thereto to consummate the transaction contemplated by each of the Other Transaction Documents, or which would be required to be disclosed in the Final Memorandum and are not so disclosed. Any changes to any of the terms and conditions of each of the securities of the Issuer to be issued pursuant to the terms of any of the Other Transaction Documents shall have been on terms reasonably satisfactory to the Initial Purchaser.

          (f) Any applicable waiting period under the HSR Act shall have expired or early termination shall have been granted.

          (g) The Initial Purchaser shall have received from Arthur Andersen LLP comfort letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

          (h) The representations and warranties of Leslie's California and Leslie's Delaware contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of officers of Leslie's California and Leslie's Delaware and, at and as of the Effective Time, the Issuer made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date or the Effective Time, as the case may be; Les-lie's Delaware shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and the Issuer shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at and as of the Effective Time; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (i) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (j) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of Leslie's California, any of the Existing Subsidiaries or, to the knowledge of Leslie's Delaware, Poolmart or, at and as of the Effective Time, the Issuer shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (k) The Initial Purchaser shall have received a certificate of the Issuer, dated the Closing Date, signed on behalf of the Issuer by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

          (i) After giving effect to the Transactions, the representations and warranties of the Issuer contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuer has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder and, without duplication of the aforementioned, that the conditions set forth in Sections 7(c), (d), (e) and (f) have been satisfied, at or prior to the Closing Date;

          (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), (A) no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect and (B) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (l) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Issuer and such agreement shall be in full force and effect at all times from and after the Closing Date.

          On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of Poolmart, Leslie's California and the Existing Subsidiaries as they shall have heretofore reasonably requested.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Issuer shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

          8. Offering of Notes; Restrictions on Transfer. (a) The Initial
             -------------------------------------------
Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with Leslie's Delaware and, at and as of the Effective Time, the Issuer that
(i) it has not solicited and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has solicited and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, to foreign purchasers; provided, however, that, in
                                                  --------  -------
the case of this clause (B), in purchasing such Notes such foreign purchasers are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and
(B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; (iv) it has (1) not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Notes other than to person whose ordinary business it is to buy and sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public with the meaning of the Companies Act 1985, as amended, (2) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Note in, from or otherwise involving the United Kingdom, and (3) only issued or passed on and will only issue and pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on; and (v) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

    "The Notes covered hereby have not been registered under the United States Notes Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Notes at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S.

          9. Indemnification and Contribution. (a) Leslie's Delaware and, at and
             --------------------------------
as of the Effective Time, the Issuer agrees, to indemnify and hold harmless the Initial Purchaser and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser or its affiliates, and each other person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such other person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by Leslie's California, Leslie's Delaware or the Issuer or based upon written information furnished by or on behalf of Leslie's California, Leslie's Delaware or the Issuer filed in any jurisdiction in order to qualify the

    Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or
                                                            -----------
          (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any reasonable legal or other expenses incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, Leslie's Delaware or the
                                    --------  -------
Issuer will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to Leslie's California or the Issuer by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that Leslie's Delaware or the Issuer may otherwise have to the indemnified parties. Leslie's Delaware or the Issuer shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

          (b) The Initial Purchaser agrees to indemnify and hold harmless Leslie's Delaware, the Issuer and their respective directors, officers and each person, if any, who controls Leslie's Delaware or the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Leslie's Delaware, the Issuer or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to Leslie's Delaware or the Issuer by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by Leslie's Delaware or the Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. Leslie's Delaware and the Issuer shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use
                                        --------  -------
of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Issuer in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Leslie's Delaware or the Issuer on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of Leslie's Delaware or the Issuer, each officer of Leslie's Delaware or the Issuer and each person, if any, who controls the Leslie's Delaware or the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.

          10. Survival Clause. The respective representations, warranties,
              ---------------
agreements, covenants, indemnities and other statements of Leslie's Delaware and, at and as of the Effective Time, the Issuer, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of Leslie's Delaware or the Issuer, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Termination. (a) This Agreement may be terminated in the sole
              -----------
discretion of the Initial Purchaser by notice to Leslie's Delaware given prior to the Closing Date in the event that Leslie's California or the Existing Subsidiaries shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their parts to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) Leslie's California, any of the Existing Subsidiaries or Poolmart shall have sustained any loss or interference with respect to its respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including, without limitation, a change in control of Leslie's California, any of the Existing Subsidiaries, or Poolmart), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

          (v) any securities of Leslie's California shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          12. Information Supplied by the Initial Purchaser. The statements set
              ---------------------------------------------
forth in the last paragraph on the front cover page and in the second and third sentences of the third paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the

Initial Purchaser to Leslie's Delaware for the purposes of Sections 2(a) and 9 hereof.

          13. Notices. All communications hereunder shall be in writing and, if
              -------
sent to the Initial Purchaser, shall be mailed or delivered to BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: William M. Hartnett, Esq.; if sent to Leslie's Delaware or the Issuer, shall be mailed or delivered to each such person at 20630 Plummer Street, Chatsworth, California 91311, Attention: Brian McDermott, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Jennifer Bellah, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14. Successors. This Agreement shall inure to the benefit of and be
              ----------
binding upon the Initial Purchaser, Leslie's Delaware, the Issuer, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that
(i) the indemnities of Leslie's Delaware and the Issuer contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser or its affiliates and any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and
(ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of Leslie's Delaware and the Issuer or their respective affiliates and the directors of Leslie's Delaware and the Issuer, its officers and any person or persons who control such companies within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT,
              --------------
AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16. Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                      Very truly yours,

                                      LPM HOLDINGS, INC.

                                      By: /s/ Brian P. McDermott
                                         -----------------------
                                         Name:  Brian P. McDermott
                                         Title: President & CEO

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT SECURITIES CORPORATION

By: /s/ Kate W. Cook
   -----------------
   Name:  Kate W. Cook
   Title: Managing Director

                                                                      SCHEDULE 1
                                                                      ----------

                             Existing Subsidiaries
                             ---------------------

                                                      Jurisdiction of
           Name                   Stockholder(s)       Incorporation
           ----                   --------------      ---------------
LPM Holdings, Inc.             Leslie's Poolmart      Delaware
Sandy's Pool Supply, Inc.      Leslie's Poolmart      California
Leslie's Pool Brite, Inc.      Leslie's Poolmart      California

                                                                      SCHEDULE 2
                                                                      ----------

                    Subsidiaries of Leslie's Poolmart, Inc.
                    ---------------------------------------

                                                          Jurisdiction of
           Name                       Stockholder(s)       Incorporation
           ----                       --------------      ---------------
Sandy's Pool Supply, Inc.       Leslie's Poolmart, Inc.       California
Leslie's Pool Brite, Inc.       Leslie's Poolmart, Inc.       California

                                                                       EXHIBIT A
                                                                       ---------

                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------